Exhibit (a)(12)


                           HARRIS INSIGHT FUNDS TRUST


              AMENDED AND RESTATED ESTABLISHMENT AND DESIGNATION OF
                          SERIES AND CLASSES OF SHARES


         WHEREAS, the Trustees of Harris Insight Funds Trust, Massachusetts business trust (the "Trust"), acting pursuant to Section 5.11 of the Declaration of Trust of the Trust dated as of December 6, 1995 and as amended (the "Declaration"), have heretofore established and designated certain series and classes of shares of the Trust, as set forth in the Establishment and Designation of Series and Classes of Shares dated December 5, 2000, Amendment No. 1 to Establishment and Designation of Series and Classes of Shares dated April 27, 2001, Amendment No. 2 to Establishment and Designation of Series and Classes of Shares dated August 6, 2001 and the Amended and Restated Establishment and Designation of Series and Classes of Shares dated March 28, 2002 (as so amended, the "Designation");

         WHEREAS, the Trustees of the Trust now desire to amend the Designation to establish and designate the Harris Insight High Yield Bond Fund as an additional series of the Trust having four classes of shares, Class A Shares, Class B Shares, Institutional Shares and Class N Shares, and to further amend and restate the Designation in its entirety.

         NOW THEREFORE, the undersigned, being all the Trustees of the Trust do hereby amend and restate the Establishment and Designation of Series and Classes as follows:

1. The Trustees hereby confirm that each issued share of each class of each series of the Trust was, as of the date issued, validly issued, fully paid and nonassessable.

2. Pursuant to Section 5.11 of the Declaration, the Harris Insight High Yield Bond Fund is hereby established and designated as an additional series having four classes of shares, Class A Shares, Class B Shares, Institutional Shares and Class N shares.

3. The Trustees hereby confirm that they have established and designated the following series and classes of the Trust:


     ------------------------------ -----------------------------------------------------------------------------
                SERIES                                                CLASSES
     ------------------------------ -----------------------------------------------------------------------------


     Harris Insight Balanced Fund   Class A      Class B     Institutional  Class N
                                    Shares       Shares      Shares         Shares
     ------------------------------ ------------ ----------- -------------- ----------- ------------- -----------
     Harris Insight Index Fund      Class A      Class B     Institutional  Class N
                                    Shares       Shares      Shares         Shares
     ------------------------------ ------------ ----------- -------------- ----------- ------------- -----------
     Harris Insight Equity Income   Class A      Class B     Institutional  Class N
     Fund                           Shares       Shares      Shares         Shares
     ------------------------------ ------------ ----------- -------------- ----------- ------------- -----------



     ------------------------------ ------------ ----------- -------------- ----------- ------------- -----------
     Harris Insight Equity Fund     Class A      Class B     Institutional  Class N
                                    Shares       Shares      Shares         Shares
     ------------------------------ ------------ ----------- -------------- ----------- ------------- -----------
     Harris Insight Core Equity     Class A      Class B     Institutional  Class N
     Fund (formerly named the       Shares       Shares      Shares         Shares
     Growth Fund)
     ------------------------------ ------------ ----------- -------------- ----------- ------------- -----------
     Harris Insight Small-Cap       Class A      Class B     Institutional  Class N
     Value Fund                     Shares       Shares      Shares         Shares
     ------------------------------ ------------ ----------- -------------- ----------- ------------- -----------
     Harris Insight Small-Cap       Class A      Class B     Institutional  Class N
     Opportunity Fund               Shares       Shares      Shares         Shares
     ------------------------------ ------------ ----------- -------------- ----------- ------------- -----------
     Harris Insight International   Class A      Class B     Institutional  Class N
     Fund                           Shares       Shares      Shares         Shares
     ------------------------------ ------------ ----------- -------------- ----------- ------------- -----------
     Harris Insight Large-Cap       Class A      Class B     Institutional  Class N
     Aggressive Growth Fund         Shares       Shares      Shares         Shares
     ------------------------------ ------------ ----------- -------------- ----------- ------------- -----------
     Harris Insight Small-Cap       Class A      Class B     Institutional  Class N
     Aggressive Growth Fund         Shares       Shares      Shares         Shares
     ------------------------------ ------------ ----------- -------------- ----------- ------------- -----------
     Harris Insight Emerging        Class A      Class B     Institutional  Class N
     Markets Fund                   Shares       Shares      Shares         Shares
     ------------------------------ ------------ ----------- -------------- ----------- ------------- -----------
     Harris Insight Technology      Class A      Class B     Institutional  Class N
     Fund                           Shares       Shares      Shares         Shares
     ------------------------------ ------------ ----------- -------------- ----------- ------------- -----------
     Harris Insight Convertible     Class A      Class B     Institutional  Class N
     Securities Fund                Shares       Shares      Shares         Shares
     ------------------------------ ------------ ----------- -------------- ----------- ------------- -----------
     Harris Insight Tax-Exempt      Class A      Class B     Institutional  Class N
     Bond Fund                      Shares       Shares      Shares         Shares
     ------------------------------ ------------ ----------- -------------- ----------- ------------- -----------
     Harris Insight Bond Fund       Class A      Class B     Institutional  Class N
                                    Shares       Shares      Shares         Shares
     ------------------------------ ------------ ----------- -------------- ----------- ------------- -----------
     Harris Insight Intermediate    Class A      Class B     Institutional  Class N
     Tax-Exempt Bond Fund           Shares       Shares      Shares         Shares
     ------------------------------ ------------ ----------- -------------- ----------- ------------- -----------
     Harris Insight                 Class A      Class B     Institutional  Class N
     Short/Intermediate Bond Fund   Shares       Shares      Shares         Shares
     ------------------------------ ------------ ----------- -------------- ----------- ------------- -----------
     Harris Insight Intermediate    Class A      Class B     Institutional  Class N
     Government Bond Fund           Shares       Shares      Shares         Shares
     ------------------------------ ------------ ----------- -------------- ----------- ------------- -----------
     Harris Insight Tax-Exempt      Class A      Class B     Institutional  Class N                   Service
     Money Market Fund              Shares       Shares      Shares         Shares                    Shares
     ------------------------------ ------------ ----------- -------------- ----------- ------------- -----------
     Harris Insight Money Market    Class A      Class B     Institutional  Class N     Exchange      Service
     Fund                           Shares       Shares      Shares         Shares      Shares        Shares
     ------------------------------ ------------ ----------- -------------- ----------- ------------- -----------

                                       2



     ------------------------------ ------------ ----------- -------------- ----------- ------------- -----------
     Harris Insight Government      Class A      Class B     Institutional  Class N                   Service
     Money Market Fund              Shares       Shares      Shares         Shares                    Shares
     ------------------------------ ------------ ----------- -------------- ----------- ------------- -----------
     Harris Insight High Yield      Class A      Class B     Institutional  Class N
     Bond Fund                      Shares       Shares      Shares         Shares
     ------------------------------ ------------ ----------- -------------- ----------- ------------- -----------


     Class A, Class B, Class N, Institutional Shares, Exchange Shares and Service Shares shall hereinafter be referred to as "Shares." Each series of the Trust shall hereinafter be referred to as "Series."

4. Shares and Series shall be entitled to all the rights and preferences accorded to Shares and Series under the Declaration.

5.   The number of Shares of each Series shall be unlimited.

6. The investment objective, policies and restrictions of each Series, the price, terms and manner of purchase of Shares, the method of determination of the net asset value of such Shares, any qualifications of ownership of such Shares, the price, terms and manner of redemption of such Shares, any conversion or exchange feature or privilege of such Shares, and the relative dividend rights of the holders of such Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust, as amended from time to time.

7. Each Series shall be authorized to hold cash, invest in securities, instruments and other property and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of such Series. The proceeds of the sale of Shares of each Series, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to such Series, unless otherwise required by law. The assets and liabilities of the Trust shall be allocated among each Series as set forth in Article V, Section 5.11 of the Declaration. No holder of any Shares of any Series shall have any claim on or right to any assets allocated or belonging to any other Series.

6. The Shares shall bear the expenses of payments under any distribution and service agreements entered into by or on behalf of the Trust with respect thereto, and any other expenses that are properly allocated to such Shares in accordance with the Investment Company Act of 1940 ("1940 Act").

7. As to any matter on which shareholders of any series are entitled to vote, classes shall vote together as a single class with all of the classes of shares of that series; provided however, that notwithstanding the provisions of Section 5.9 of the Declaration to the contrary, (a) as to any matter with respect to which a separate vote of any class is required by the 1940 Act or is required by a separate agreement applicable to such class,

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

     such requirements as to a separate vote by the class shall apply, (b) except as required by (a) above, to the extent that a matter affects more than one class and the interests of two or more classes in the matter are not materially different, then the shares of such classes whose interests in the matter are not materially different shall vote together as a single class, but to the extent that a matter affects more than one class and the interests of a class in the matter are materially different from that of each other class, then the shares of such class shall vote as a separate class; and (c) except as required by (a) above or as otherwise required by the 1940 Act, as to any matter which does not affect the interests of a particular class, only the holders of shares of the one or more affected classes shall be entitled to vote.

8. The designation of Shares and Series hereby shall not impair the power of the Trustees from time to time to designate additional series or classes of shares of any series of the Trust.

9. Subject to the applicable provisions of the 1940 Act, the Trustees may from time to time modify the preferences, voting powers, rights and privileges of the Shares or Series, or to redesignate such Shares or Series, without any action or consent of the Shareholders.

         IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this 26th day of June, 2002.




                                      /x/ Edgar R. Fiedler
                                      ----------------------------------
                                      Edgar R. Fiedler



                                      /x/ C. Gary Gerst
                                      ----------------------------------
                                      C. Gary Gerst



                                      /x/ Valerie B. Jarrett
                                      ----------------------------------
                                      Valerie B. Jarrett



                                      /x/ John W. McCarter, Jr.
                                      ----------------------------------
                                      John W. McCarter, Jr.



                                      /x/ Paula Wolff
                                      ----------------------------------
                                      Paula Wolff


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